Exhibit 10.3

FINAL FORM

LOCK-UP AGREEMENT1

This LOCK-UP AGREEMENT (this “Agreement”) is dated as of [●], 2025 and is between Beacon Topco, Inc., a Delaware corporation (“Topco”) and [HOLDER] (the “Shareholder[s]”).

BACKGROUND:

WHEREAS, reference is made to that certain Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or modified after the date hereof, the “Merger Agreement”), by and among Topco, Barinthus Biotherapeutics plc, a public limited company organized under the Laws of England and Wales (“Beacon”), Cdog Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Topco (“Merger Sub”) and Clywedog Therapeutics, Inc., a Delaware corporation (“Clywedog”);

WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement; and

WHEREAS, as a result of the transactions contemplated by the Merger Agreement, including the [Scheme Transaction2 / Merger3], Shareholder will be the owner of record, or beneficially of, shares of common stock, par value $0.0001 per share, of Topco to be issued in the [Scheme Transaction4 / Merger5] (the “Lock-Up Shares” and, for the avoidance of doubt, shares of common stock of Topco that are purchased in the open market following the consummation of the Merger shall not constitute “Lock-Up Shares”).

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Topco and Shareholder, intending to be legally bound, agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1           Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Agreement” has the meaning set forth in the Preamble.

“Beacon” has the meaning set forth in the Recitals.

“Clywedog” has the meaning set forth in the Recitals.

1 Note to Draft: Form to be duplicated for each of Beacon and Clywedog shareholders.

2 Note to Draft: To be included in Beacon form.

3 Note to Draft: To be included in Clywedog form.

4 Note to Draft: To be included in Beacon form.

5 Note to Draft: To be included in Clywedog form.

“Common Stock” means shares of common stock, par value $0.0001 per share, of Topco.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Forum” has the meaning set forth in Section 4.8(b).

“immediate family” has the meaning set forth in Section 2.1(c).

“Joinder” has the meaning set forth in Section 2.1(b).

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Lock-Up Shares” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Shareholder” has the meaning set forth in the Preamble.

“Topco” has the meaning set forth in the Preamble.

“Transfer” has the meaning set forth in Section 2.1(b).

ARTICLE II

LOCK-UP

2.1           Lock-Up.

(a)            Shareholder shall not Transfer any Lock-Up Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for any Lock-Up Shares (whether such Lock-Up Shares or any such securities are held by such Shareholder as of the date of this Agreement or are thereafter acquired) for a period of six (6) months following the Closing Date (the “Lock-Up Period”). The foregoing restriction is expressly agreed to preclude Shareholder during the Lock-Up Period from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to, lead to or result in a sale or disposition of Shareholder’s Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions during the Lock-Up Period would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of Shareholder’s Lock-Up Shares or with respect to any security that includes, relates to, or derives any part of its value from such Lock-Up Shares.

(b)            For purposes of this Agreement, “Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder, with respect to any Lock-Up Shares, or any options or warrants to purchase any Lock-Up Shares or any securities convertible into, exercisable or exchangeable (directly or indirectly) for or that represent the right to receive Lock-Up Shares, (ii) enter into any swap or hedging or other arrangement which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares, or that Transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement, described in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include (A) a Transfer of any Lock-Up Shares as a bona fide gift or gifts as a charitable contribution, or for bona fide estate planning purposes; provided, that the donee or donees thereof has duly executed and delivered to Topco a joinder to this Agreement in the form of Exhibit B attached hereto (in which case such recipient shall be considered a Shareholder for all purposes of this Agreement) (a “Joinder”), (B) a Transfer of any Lock-Up Shares to any trust for the direct or indirect benefit of the Shareholder or an immediate family member of the Shareholder; provided, that the trustee of the trust has duly executed and delivered a Joinder to Topco; provided, further, that any such Transfer shall not involve a disposition for value, (C) a Transfer of any Lock-Up Shares to the Shareholder’s Affiliates; provided, that such Affiliate(s) deliver an executed Joinder to Topco, (D) a Transfer of any Lock-Up Shares pursuant to a tender or exchange offer publicly recommended by the Topco Board, (E) a Transfer of any Lock-Up Shares pursuant to a merger, stock sale or consolidation of Topco publicly recommended by the Topco Board, (F) a Transfer of any Lock-Up Shares by will or other testamentary document or by intestacy, (G) a Transfer of any Lock-Up Shares pursuant to a qualified domestic order in connection with a divorce settlement, divorce decree, separation agreement or other domestic court order; provided, that such transferee(s) delivers an executed Joinder to Topco, (H) the establishment or modification by Shareholder of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Lock-Up Shares, [or] (I) a surrender or forfeiture of Lock-Up Shares in connection with the exercise, vesting or settlement of options, restricted stock units, warrants or other rights to purchase shares of Common Stock or related securities (in each case, by way of “net” or “cashless” exercise) for the payment of exercise price and tax and remittance payments due as a result of the exercise, vesting or settlement of such options, restricted stock units, warrants or rights; provided that any shares of Common Stock received as a result of such exercise, vesting or settlement shall remain subject to the terms of this Lock-Up Agreement, [or (J) a Transfer of any Lock-Up Shares pursuant to the terms of the Self-Tender Offer]; provided, that for each of the foregoing (A)-(C), (F), (G) [and] (I) [and (J)6], no filing by any party under the Exchange Act or other public announcement, report or filing shall be made voluntarily reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection therewith and to the extent a public filing under the Exchange Act is required and is or made by or on behalf of Shareholder, such filing shall include a statement indicating the circumstance of such transfer, sale or disposition of securities and in the case of a transfer, sale or disposition pursuant to (A)-(C) [or] (G) [or (J)] that the transferee has agreed to be bound by the terms of this Lock-Up Agreement; provided, further, that for the foregoing (H) (1) such plans do not provide for the Transfer of Lock-Up Shares during the Lock-Up Period and (2) no filing by any party under the Exchange Act or other public announcement, report or filing shall be made voluntarily in connection with such trading plan and to the extent a public filing under the Exchange Act is required and is or made by or on behalf of Shareholder regarding the establishment or modification of such plan during the Lock-Up Period, such filing shall include a statement to the effect that the undersigned is not permitted to Transfer, sell or otherwise dispose of securities under such plan during the Lock-Up Period in contravention of this Agreement.

6 Note to Draft: To be included in Beacon form.

(c)            For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

(d)            Shareholder also agrees and consents to the entry of stop transfer instructions with Topco’s transfer agent and registrar against the transfer of any Lock-Up Shares except in compliance with the foregoing restrictions and to the addition of a legend to Shareholder’s Lock-Up Shares describing the foregoing restrictions.

(e)            For the avoidance of doubt, and notwithstanding anything contained in this Agreement to the contrary, shares of common stock of Topco that are purchased in the open market following the consummation of the Merger shall not constitute Lock-Up Shares and shall not be subject to the restrictions set forth in this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

Shareholder represents and warrants to Topco as follows:

3.1           Title. Shareholder is or will be the sole registered holder or beneficial owner of the Lock-Up Shares. The Lock-Up Shares constitute or will constitute all of the securities of Topco owned of record or beneficially by Shareholder or its Affiliates immediately following the [Scheme Effective Time / Merger Effective Time and neither Shareholder nor any of its Affiliates is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any shares or any other securities of Topco or any securities of Topco convertible into or exchangeable or exercisable for shares of Topco or such other securities of Topco, in each case other than the Lock-Up Shares or any Adjusted Options. Shareholder has sole voting power, sole power of disposition and sole power to issue instructions (or sole power to procure the voting, disposition and issuance of instructions in respect of the Lock-Up Shares) with respect to all matters set forth in this Agreement and to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Lock-Up Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities Laws and the terms of this Agreement. Except as permitted by this Agreement, the Lock-Up Shares are now, and at all times during the term hereof will be, held by Shareholder, or by a nominee or custodian for the benefit of Shareholder, free and clear of any and all Liens (other than as created by this Agreement or under applicable securities Laws).

3.2           Organization. If Shareholder is not a natural person, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or constituted and has all requisite corporate, limited liability company, partnership or trust power and authority to own, lease or otherwise hold and operate such Shareholder’s assets and properties and to carry on such Shareholder’s business as now conducted.

3.3           Authority. If Shareholder is not an individual, it has the requisite corporate, limited liability company, partnership or trust power and authority, and has taken all action necessary, to execute and deliver this Agreement and to perform its obligations under this Agreement. If Shareholder is an individual, such Shareholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Shareholder’s obligations under this Agreement. No other proceedings or actions on the part of Shareholder or, if applicable, its board of directors, trustees, other governing body, are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

3.4           Validity of Agreement. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming this Agreement constitutes the legal, valid and binding agreement of Topco, constitutes the legal, valid and binding agreement of Shareholder, enforceable against Shareholder in accordance with its terms. If Shareholder is married, and any of the Lock-Up Shares (or any beneficial interest therein) may constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, valid and binding, this Agreement has been duly and validly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Shareholder’s spouse, enforceable against Shareholder’s spouse in accordance with its terms.

3.5           No Conflict or Default. Except as may be required under the Exchange Act, no action by or in respect of, or filing by or with, any other Person is necessary for the execution, delivery or performance of this Agreement by Shareholder, the consummation by Shareholder of the transactions contemplated hereby and the compliance by Shareholder with the provisions hereof. The execution, delivery or performance of this Agreement by Shareholder do not, and the consummation by Shareholder of the transactions contemplated hereby and compliance with the provisions hereof will not: (i) result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, require any consent or other action by any Person under, or give rise to a right of, or result in, termination, modification, cancellation or acceleration of any obligation or to the loss of a benefit under any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Shareholder is a party or by which Shareholder or any of Shareholder’s properties or assets may be bound or result in the creation of any Lien upon the Lock-Up Shares (other than as created by this Agreement or under applicable securities Laws), (ii) conflict with or violate any Laws or judgment applicable to Shareholder or any of Shareholder’s properties or assets, or (iii) if Shareholder is not a natural person, contravene or conflict with Shareholder’s certificate of incorporation and bylaws, trust agreement or other organizational documents, as applicable, other than in the cases of clauses (i) and (ii), any such any violation, breach, default, action, termination, modification, cancellation, acceleration, loss of benefit, Lien or conflict that would not adversely affect in any material respect the ability of Shareholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

3.6           Absence of Litigation. There is no Action before or by any Governmental Authority pending or, to the knowledge of Shareholder, threatened against or affecting such Shareholder or any of its properties, assets or Affiliates (including the Lock-Up Shares) that would reasonably be expected to, impair or delay the ability of Shareholder to perform its obligations under this Agreement, or consummate the transactions contemplated hereby, on a timely basis.

3.7           Finders and Brokers. No agent, broker, finder, investment banker, Person or firm acting on behalf of Shareholder or under Shareholder’s authority is or will be entitled to any advisory, brokerage, finder’s or other similar fee or commission or reimbursement of expenses in connection with this Agreement or any of the transactions contemplated hereby.

3.8           Receipt; Reliance. Shareholder has received and reviewed a copy of the Merger Agreement. Shareholder understands and acknowledges that Topco entered into the Merger Agreement in reliance upon Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE IV

GENERAL PROVISIONS

4.1           Termination. This Agreement and the obligations of Shareholder hereunder shall automatically terminate upon the earlier of (a) the last day of the Lock-Up Period and (b) the termination of the Merger Agreement in accordance with its terms.

4.2           Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to the Lock-Up Shares held by Shareholder shall become Lock-Up Shares for purposes of this Agreement.

4.3           Expenses. Except as otherwise expressly provided herein, Topco and Shareholder shall each pay its own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement and the performance of its obligations hereunder.

4.4           Amendment. The terms and provisions of this Agreement may be modified or amended only with the written approval of Topco and Shareholder.

4.5           Waiver.

(a)            No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy, and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)            No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party, and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

4.6           No Survival of Representations and Warranties. None of the representations, warranties or agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Lock-Up Period; provided, (i) Section 4.8 shall survive any termination of this Agreement and (ii) that nothing in this Agreement shall relieve any party from liability for any material breach of this Agreement prior to its termination pursuant to Section 4.1.

4.7           Entire Agreement; Counterparts. This Agreement (and the exhibits and schedules hereto) constitute the entire agreement among the parties hereto and supersede all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof. This Agreement may be executed in several counterparts (including counterparts delivered by electronic transmission), each of which shall be deemed an original and all of which shall constitute one and the same instrument.

4.8           Applicable Law; Jurisdiction.

(a)            This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than the State of Delaware.

(b)            The parties agree that the appropriate, exclusive and convenient forum (the “Forum”) for any disputes among any of the parties arising out of or related to this Agreement or the transactions contemplated by this Agreement shall be in the Court of Chancery in the City of Wilmington, New Castle County, Delaware, except where such court lacks subject matter jurisdiction. In such event, the Forum shall be in the federal district court sitting in Wilmington, Delaware, or, in the event such federal district court lacks subject matter jurisdiction, then in the superior court in the City of Wilmington, New Castle County, Delaware. The parties irrevocably submit to the jurisdiction of such courts solely in respect of any disputes between them arising out of or related to this Agreement or the transactions contemplated by this Agreement. The parties further agree that no party shall bring suit with respect to any disputes arising out of or related to this Agreement or the transactions contemplated by this Agreement in any court or jurisdiction other than the above specified courts; provided, however, that the foregoing shall not limit the rights of any party to obtain execution of a judgment in any other jurisdiction. The parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against any party in any action, suit or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the U.S. by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(c)            To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each such party hereby irrevocably (i) waives such immunity in respect of its obligations with respect to this Agreement and (ii) submits to the personal jurisdiction of each court described in Section 4.8(b).

4.9           Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

4.10         Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect.

4.11         Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given and received (a) when personally delivered, (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid or (d) when sent by electronic mail; provided the notice, demand or communication shall be confirmed by the same being sent by certified or registered mail. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

Notices to Topco (prior to the Closing):

Beacon Topco, Inc.

20400 Century Boulevard, Suite 210

Germantown, MD 20871

Attention: Bill Enright

Email: ***

with copies (which shall not constitute notice) to:

Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention:	Robert Puopolo
Blake Liggio
Jean Lee
Email:	rpuopolo@goodwinlaw.com
bliggio@goodwinlaw.com
jean.lee@goodwinlaw.com

Notices to Topco (following the Closing):

Clywedog Therapeutics, Inc.

8 The Green Suite 8666

Dover, DE 19901

Attention: Nikolay Savchuk

Attention: Iain Dukes

Email: ***

Email: ***

with copies (which shall not constitute notice) to:

Snell & Wilmer, L.L.P.

3611 Valley Centre Drive, Suite 500

San Diego, CA 92130

Attention: Bardia Moayedi

Email: Bmoayedi@swlaw.com

4.12         Other Definitional Provisions.

(a)            All references in this Agreement to Exhibits, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and will be disregarded in construing the language hereof. All references in this Agreement to “days” refer to “calendar days” unless otherwise specified.

(b)            Exhibits to this Agreement are attached hereto and by this reference incorporated herein for all purposes.

(c)            The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. The word “including” (in its various forms) means including without limitation. All references to “$” and “dollars” shall be deemed to refer to U.S. currency unless otherwise specifically provided.

(d)            Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(e)            This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if all parties had prepared it.

4.13         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties shall amend or otherwise modify this Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by applicable Law.

4.14         Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Shareholder, in accordance with their specific terms or were otherwise breached by Shareholder. It is accordingly agreed that Topco shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Shareholder and to enforce specifically the terms and provisions hereof against Shareholder in any court having jurisdiction, this being in addition to any other remedy to which Topco is entitled at law or in equity, including damages in the event of Shareholder’s Intentional Breach of this Agreement, without posting any bond or other undertaking. The parties acknowledge that the agreements contained in this Section 4.14 are an integral part of the Contemplated Transactions and that, without these agreements, none of Beacon, Clywedog or Topco would enter into the Merger Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lock-Up Agreement on the day and year first above written.

BEACON TOPCO, INC.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

SHAREHOLDER:

[NAME OF SHAREHOLDER - IF AN ENTITY]

By:
Name:
Title:

[Name of Shareholder – If an Individual]

Signature:

[Signature Page to Lockup Agreement]

EXHIBIT B

FORM OF JOINDER TO LOCK-UP AGREEMENT

[____], 20__

The undersigned (“New Shareholder”) is executing and delivering this Joinder (this “Joinder”) to the Lock-Up Agreement, dated as of [●], 2025, by and between Beacon Topco, Inc., a Delaware corporation (“Topco”) and Shareholder party thereto (as amended from time to time, the “Lock-Up Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lock-Up Agreement.

The New Shareholder received Lock-Up Shares from Shareholder pursuant to and in accordance with the Lock-Up Agreement. By executing and delivering this Joinder to Topco, the undersigned New Shareholder hereby agrees to become a party to, to be bound by and to comply with the provisions of the Lock-Up Agreement as Shareholder and a holder of Lock-Up Shares in the same manner as if the undersigned were an original signatory to the Lock-Up Agreement.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this joinder as of the date first set forth above.

NEW SHAREHOLDER:

[Name of New Shareholder]

By:
Name:
Title

BEACON TOPCO, INC.

By:
Name:
Title: